UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2011

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On January 24, 2011, Ironwood Gold Corp., a Nevada corporation (the “Company”), entered into a Restricted Stock Award Agreement (the “Agreement”) with Anton S. Borozdin, whereby Mr. Borozdin will serve as a director of the Company.  Pursuant to the Agreement, Mr. Borozdin will receive one hundred thousand (100,000) shares of Company common stock in connection with his service as a director.  The material terms and conditions of Mr. Borozdin’s appointment as a director are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Appointment of Director

On January 24, 2011, the Company’s Board of Directors (“Board”) appointed Anton S. Borozdin to fill a vacant seat currently available on the Company’s Board effective immediately.  It is contemplated that Mr. Borozdin may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.  Mr. Borozdin has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Borozdin’s Professional History

Mr. Borozdin currently serves as a Vice President of Wealth Management for CBH Compagnie Bancaire Helvétique SA in Geneva, Switzerland, a position he has held since 2009.  He works in conjunction with in-house portfolio managers, Head of Products and Services, traders, analysts, legal, public relations and compliance departments to ensure continuity of service, product delivery and responsiveness to client needs.  His responsibilities include a client portfolio with CHF 350 million under management.  Previously, from 2007 to 2008, he was Client Adviser, Associate Director for UBS AG, Wealth Management in London, where he managed a portfolio of high growth and complex relationships culminating in the creation of a client pipeline with over CHF 200 million invested.  From 2006 to 2007, he was a Relationship Manager with MDM Bank, Private Wealth Management in Moscow.

Mr. Borozdin earned his BA in Financial Economics at London’s Kingston University in 2004 and his MA in International Business and Management at the University of Westminster, Westminster Business School in London in 2006.

Director Compensation

Mr. Borozdin will be receiving one hundred thousand (100,000) shares of Company common stock pursuant to the Agreement attached hereto as Exhibit 10.1 in connection with his service on our Board of Directors.

SECTION 7 – REGULATION FD

Item 7.01.  Regulation FD Disclosure

On January 24, 2011, the Company issued a press release announcing Mr. Borozdin’s appointment to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Restricted Stock Award Agreement dated January 24, 2011.
99.1	Press Release dated January 24, 2011.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: January 26, 2011	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer